						          EXHIBIT 99

                                                        News Release
The Chase Manhattan Corporation
Public Affairs Division
1 Chase Manhattan Plaza
New York, New York  10081


                                                       April 17, 1995
                      Press Contact:  Steve Rautenberg (212) 552-4505
                    Investor Contact:  William Maletz  (212) 552-5329

 Chase Reports Earnings of $260 Million For First Quarter 1995


     The Chase Manhattan Corporation today reported first quarter 1995 net income of $260 million ($1.29 per share), up from $229 million ($1.10 per share) and down from $364 million ($1.80 per share) for fourth and first quarters of 1994, respectively.

Thomas G. Labrecque, Chase Chairman, said, "Our disciplined and focused strategies, based on offering integrated solutions to the financial needs of our clients, are showing positive results. This quarter's earnings represent solid performance in several areas: investment banking fees were up significantly; foreign exchange and derivative product trading were strong, benefiting from our client focus and investments in new technology; and asset quality improved as did our credit card market share performance. In addition, our ongoing productivity initiatives resulted in lower expenses relative to the fourth quarter of 1994. We will make further significant progress in this area during the remainder of the year through the accelerated execution of existing programs and evolving initiatives. These actions, the full impact of which will be realized in 1996, will materially reduce our expense levels"

Highlights:
- - Investment banking fees increased 40% to $66 million and equity gains of $74 million exceeded the average quarterly pace of 1994.
- - Credit card outstandings and market share performance improved during the quarter due to Chase's intensified marketing efforts.
- - Foreign exchange and derivative product trading revenue of $136 million, primarily customer-driven, was more than double the level of the fourth quarter of 1994. Significant losses were experienced in emerging markets trading due to continuing volatility following the Mexican peso devaluation.
- - Asset quality continued to improve and the credit loss provision, which fully covered net charge-offs, declined significantly to $65 million.
- - Operating expenses declined from the fourth quarter of last year. After adjusting for a voluntary retirement program and other streamlining costs, the decline was 4%. Virtually all businesses contributed to this improvement.
- - Headcount was reduced by 1,640 from year-end 1994, distributed across all businesses.

Net Interest Revenue
For the first quarter of 1995, net interest revenue, on a taxable equivalent basis, was $891 million, compared with $911 million for the prior quarter and $958 million for the first quarter of 1994. The net interest margin was 3.54%, compared with 3.62% and 4.13% for the fourth and first quarters of 1994, respectively. Average interest-earning assets were $102.0 billion, compared with $99.8 billion for the prior quarter and $94.0 billion for first quarter 1994. Average loans were $62.6 billion, compared with $61.2 billion and $61.3 billion for the fourth and first quarters of 1994, respectively. The growth in average loans from the fourth and first quarters of 1994 was virtually all within the Retail Businesses. Wholesale loans decreased, compared with the first quarter of 1994.

Net interest revenue and margin continue to be impacted by the changing mix of interest-earning assets, higher interest rates and by competitive pressure on loan spreads. With respect to the credit card, Chase's strategy to rebuild its market share through more competitive repricing of selected market segments resulted in average credit card balances increasing by approximately $600 million over fourth quarter 1994. However, such repricing also had a negative impact on net interest revenue and margin. Net interest revenue from mortgages also declined during the quarter.

Fees and Commissions            1st       4th       1st
                              Quarter   Quarter   Quarter
($ in millions)                 1995      1994      1994
Consumer  Banking              $ 158     $ 167     $ 144
Trust and Fiduciary              132       145       142
Investment Banking                66        72        47
Other                            113       108       113
Total Fees and Commissions     $ 469     $ 492     $ 446

Fees and commissions were $469 million, up 5% from the first quarter of 1994, reflecting significant investment banking fees as well as increased consumer banking fees from mortgage servicing activities.
Investment banking fees increased to $66 million, as syndication volume and global dealflow continued to strengthen, reflecting the benefits of the GFS integrated business strategy.

Trust and fiduciary fees of $132 million were down from both the fourth and first quarters of 1994 due to reduced custody and private banking fees. The decline in custody fees resulted principally from clients shifting assets from emerging markets into developed markets and from lower emerging markets securities values. Private banking fees were impacted by lower fixed income market values, compared with first quarter 1994.

Combined Trading and Trading-Related Revenue *
                                           1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in millions)                           1995      1994      1994
Income Statement Classification:
Foreign Exchange Trading                 $  92     $  67     $  85
Interest Rate and Commodity Derivatives     44        (1)       45
Securities Trading and Underwriting        (92)      (34)       49
Net Interest Revenue                        50        45        45
Combined Trading and Trading-Related
 Revenue                                 $  94     $  77     $ 224

* Prior periods have been reclassified to conform with current presentations.


Combined trading revenue, including net interest revenue from trading-related positions, was $94 million for first quarter 1995, down substantially from the comparable 1994 period, primarily due to a $141 million swing in securities trading and underwriting revenue, most of which related to emerging markets trading activities. Management's actions to reduce certain trading positions contributed to emerging markets losses in the current quarter, but reduced exposure to future losses.

Partially offsetting the effect of emerging markets results was strong foreign exchange trading revenue, which increased 37% over the prior quarter and was up 8% from first quarter 1994. In addition, revenue from customer-driven derivatives products improved significantly from fourth quarter and was level with first quarter 1994.

Other Revenue                              1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in millions)                           1995      1994      1994
Equity Gains                             $  74     $  50     $  84
Accelerated Disposition Portfolio Gains     -         21        53
Investment Securities Gains                 24        11        79
Other                                       61        66        12
Total Other Revenue                      $ 159     $ 148     $ 228

For the first quarter of 1995, total other revenue was $159 million, down from $228 million for the same period last year, which included gains of $53 million from liquidation of real estate assets held for accelerated disposition. Equity gains of $74 million for the first quarter of 1995, while down from last year's first quarter high, continued 1994's strong quarterly average.

The investment securities gains for all periods resulted principally from Chase's program of reducing its cross-border Brady exposures in its available for sale investment portfolio. Chase has no such exposure in its held to maturity investment portfolio.

Included in other revenue were gains from the sale of mortgage servicing rights of $36 million and $31 million, respectively, for first quarter 1995 and fourth quarter 1994.

Total Operating Expenses                   1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in millions)                           1995      1994      1994
Salaries and Benefits                   $  596    $  611*   $  544
Other Expenses                             500       535*      476
ORE Expenses                               (18)      (28)       37                              (18)
Productivity Initiatives                     -       157         -
Total Operating Expenses                $1,078    $1,275    $1,057

* Reflects adjustments for productivity initiatives.

Total operating expenses were $1,078 million for the first quarter of 1995, down from the fourth quarter 1994 level of $1,275 million and up from $1,057 million for the same period of last year. On a comparable basis, excluding the voluntary retirement program and other productivity initiatives, operating expenses were 4% lower than the fourth quarter of 1994. This decline reflected cost savings realized from these productivity initiatives, including the integration of recent acquisitions into the mortgage banking network. Headcount was also reduced by 4% from 36,690 at year-end 1994 to 35,050 at March 31, 1995, including the employees who elected early retirement.

Compared with the first quarter of 1994, operating expenses increased 2% due to the third quarter 1994 acquisition of American Residential Mortgage Company as well as investments made in key strategic businesses. Investments and capital expenditures Chase made throughout last year provide a foundation for continued growth in our InfoServ businesses and strengthen our trading capabilities.


Income Taxes
For the first quarter of 1995, the provision for income taxes was $154 million, compared with $223 million for the same period last year. For fourth quarter 1994, an income tax benefit of $18 million was recorded, reflecting a $70 million reduction of the deferred federal income tax valuation allowance. The effective tax rates were 37% and 38% for the first quarters of 1995 and 1994, respectively.



The financial results of business operations are summarized below.

                         Net Income                 Return On
                       ($ in millions)          Allocated Equity
                    1st     4th      1st      1st      4th      1st
                  Quarter Quarter  Quarter  Quarter  Quarter  Quarter
                   1995    1994     1994     1995     1994     1994
Global Financial
 Services        $  116   $  32    $ 223     11.7%     1.9%    25.2%
Retail
 Businesses         113     121      140     16.3     19.5     23.5
Real Estate
 Finance             17      46      (22)     N/M      N/M      N/M
LDC Portfolio
 Management          22      17       37      N/M      N/M      N/M
Unallocated
 Corporate Items     (8)     13      (14)     N/M      N/M      N/M
Total            $  260  $  229    $ 364     13.4%    11.3%    20.2%

N/M - not meaningful

Asset Quality

During the first quarter of 1995, asset quality measures continued to improve, as nonaccrual outstandings, ORE and credit costs declined.

Provision For Possible Credit Losses & Net Loan Charge-Offs
                                           1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in millions)                           1995      1994      1994
Provision For Possible Credit Losses      $ 65      $ 90      $160

Net Loan Charge-Offs:
Domestic:
 -    Consumer                            $ 91      $ 96     $  94
 -    Commercial & Other                   (23)       (1)       62
Total Domestic                              68        95       156
Total International                         (6)        -         -
Total Net Loan Charge-Offs                $ 62      $ 95      $156

Nonaccrual Outstandings and ORE            1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in millions)                           1995      1994      1994
Domestic:
 -    Commercial Real Estate             $ 233     $ 266    $  469
 -    Other Loans                          275       244       399
Total Domestic                             508       510       868
Total International                        136       150       200
Total Nonaccrual Outstandings            $ 644     $ 660    $1,068
Total ORE                                $ 220     $ 257    $  819

                                  March 31,   December 31,   March 31,
($ in millions)                        1995           1994        1994
Reserve For Possible Credit Losses   $1,419         $1,414      $1,429

Effective January 1, 1995, Chase adopted the new loan impairment accounting standards SFAS 114 and SFAS 118. This did not have any impact on Chase's results of operations or on its financial position, including the reserve for possible credit losses.

Key Financial Highlights

Summary of Results & Selected Statistical Data
                                           1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in millions, except per share data)     1995      1994      1994
Net Income                                 $260      $229      $364

Per Common Share
- -    Net Income
  -    Primary                            $1.29     $1.10     $1.80
  -    Fully diluted                       1.28      1.10      1.79
- -    Book Value (period-end)              40.12     39.28     36.55
- -    Closing Stock Price (period-end)     35.63     34.38     32.25


Profitability Ratios
- -    Return on Average Common
      Stockholders' Equity                 13.4%     11.3%     20.2%
- -    Return on Average Assets               .85       .74      1.26


Net Interest Revenue
  (Fully Taxable Basis)                    $891      $911      $958
- -    Net Interest Margin                   3.54%     3.62%     4.13%

Capital Ratios (period-end)
- -    Common Stockholders' Equity           5.90%     6.10%     6.00%
- -    Total Stockholders' Equity            7.06      7.33      7.24
- -    Risk-Based Capital
  -    Tier 1 Capital                      8.32      8.30      8.43
  -    Total Capital                      12.91     12.78     12.94
- -    Tier 1 Leverage                       7.37      7.37      7.28

Selected Average Balances
                                           1st       4th       1st
                                         Quarter   Quarter   Quarter
($ in billions)                            1995      1994      1994
Loans:
 Domestic Offices                        $ 46.2    $ 45.0    $ 44.2
 Overseas Offices                          16.4      16.2      17.1
Total Loans                              $ 62.6    $ 61.2    $ 61.3
Interest-Earning Assets                  $102.0    $ 99.8    $ 94.0
Total Assets                             $123.9    $122.6    $117.1

Deposits:
 Domestic Offices                        $ 33.9    $ 35.3    $ 40.0
 Overseas Offices                          38.6      36.4      32.5
Total Deposits                           $ 72.5    $ 71.7    $ 72.5
Common Stockholders' Equity              $  6.9    $  6.9    $  6.7
Total Stockholders' Equity               $  8.3    $  8.3    $  8.1

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION

                                                   Mar. 31,  Dec. 31,  Mar. 31,
($ in millions)                                        1995     1994     1994
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                             $  4,424 $  4,713 $  4,483
Interest-Bearing Deposits Placed with Banks            6,521    6,791    5,054
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                               7,347    7,280    6,556
Trading Account Assets                                20,550   15,109   18,247
Investment Securities:
 Held to Maturity                                      2,043    2,084    1,345
 Available for Sale Carried at Fair Value              5,256    5,135    6,415
- -------------------------------------------------------------------------------
      Total Investment Securities                      7,299    7,219    7,760
Loans                                                 64,135   63,038   61,635
Reserve for Possible Credit Losses                    (1,419)  (1,414)  (1,429)
Assets Held for Accelerated Disposition                  -        -        121
Customers' Liability on Acceptances                      889      520      705
Accrued Interest Receivable                            1,202    1,276      917
Premises and Equipment                                 1,919    1,895    1,791
Other Assets                                           7,855    7,611    6,752
- -------------------------------------------------------------------------------
      Total Assets                                  $120,722 $114,038 $112,592
===============================================================================

Liabilities and Stockholders' Equity
Deposits:
 Domestic Offices:
   Noninterest-Bearing                              $ 10,541 $ 11,990 $ 11,429
   Interest-Bearing                                   20,934   21,264   24,839
 Overseas Offices:
   Noninterest-Bearing                                 2,695    2,320    2,882
   Interest-Bearing                                   34,127   34,382   29,476
- -------------------------------------------------------------------------------
      Total Deposits                                  68,297   69,956   68,626
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                          11,489    9,312    8,345
Commercial Paper                                       1,713    1,766    1,499
Other Short-Term Borrowings                            2,640    2,884    2,892
Trading Account Liabilities                           14,651    9,664   11,263
Acceptances Outstanding                                  893      525      715
Accrued Interest Payable                                 700      651      441
Accounts Payable, Accrued Expenses and Other
 Liabilities                                           6,517    5,851    5,148
Intermediate- and Long-Term Debt                       5,298    5,070    5,509
- -------------------------------------------------------------------------------
      Total Liabilities                              112,198  105,679  104,438
- -------------------------------------------------------------------------------

Stockholders' Equity:
 Nonredeemable Preferred Stock (Without Par Value,     1,400    1,400    1,399
  56,000,000, 56,000,000 and 51,439,738 Shares
  Outstanding, Respectively)
 Common Stock ($2.00 Par Value):
                3/31/95      12/31/94     3/31/94
              ------------ ------------ ------------
 Number of Shares:
  Authorized  500,000,000  500,000,000  500,000,000
  Issued      186,049,941  185,674,178  184,797,798
  Outstanding 177,549,941  177,174,178  184,797,798      372      371      370
 Surplus                                               3,958    3,949    3,935
 Net Unrealized Gains (Losses) on Investment
  Securities - Available for Sale                        (38)     (35)      10
 Retained Earnings                                     3,138    2,980    2,440
- -------------------------------------------------------------------------------
    Total                                              8,830    8,665    8,154
 Less: Treasury Stock at Cost (8,500,000 Shares)         306      306     -
- -------------------------------------------------------------------------------
      Total Stockholders' Equity                       8,524    8,359    8,154
- -------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Equity    $120,722 $114,038 $112,592
===============================================================================

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

                                                          Quarter Ended
                                                   Mar. 31, Dec. 31, Mar. 31,
($ in millions, except per share data)                1995    1994    1994
- ----------------------------------------------------------------------------
Interest Revenue
Interest and Fees on Loans                           $1,409  $1,341  $1,301
Interest on Deposits Placed with Banks                  143     133     130
Interest and Dividends on Investment
   Securities:
     Held to Maturity                                    32      32      41
     Available for Sale                                  94      92     165
Interest on Federal Funds Sold and Securities
   Purchased Under Resale Agreements                    250     228     326
Interest on Trading Account Assets                      114     121     119
- ----------------------------------------------------------------------------
   Total Interest Revenue                             2,042   1,947   2,082
- ----------------------------------------------------------------------------

Interest Expense
Deposits                                                650     609     525
Federal Funds Purchased and Securities Sold
   Under Repurchase Agreements                          294     256     124
Commercial Paper                                         26      23      13
Other Short-Term Borrowings                              93      72     393
Intermediate- and Long-Term Debt                         94      83      76
- ----------------------------------------------------------------------------
   Total Interest Expense                             1,157   1,043   1,131
- ----------------------------------------------------------------------------
Net Interest Revenue                                    885     904     951
Provision for Possible Credit Losses                     65      90     160
- ----------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Possible Credit Losses                               820     814     791
- ----------------------------------------------------------------------------
Other Operating Revenue
Fees and Commissions                                    469     492     446
Foreign Exchange Trading Revenue                         92      67      85
Trading Account Revenue                                 (48)    (35)     94
Investment Securities Gains                              24      11      79
Other Revenue                                           135     137     149
- ----------------------------------------------------------------------------
   Total Other Operating Revenue                        672     672     853
- ----------------------------------------------------------------------------

Other Operating Expenses
Salaries and Employee Benefits:
   Salaries                                             451     475     415
   Employee Benefits                                    145     281     129
- ----------------------------------------------------------------------------
                                                        596     756     544
Net Occupancy                                            93      98     100
Equipment Rentals, Depreciation
   and Maintenance                                       83      85      71
Other Expenses                                          306     336     342
- ----------------------------------------------------------------------------
   Total Other Operating Expenses                     1,078   1,275   1,057
- ----------------------------------------------------------------------------
Income Before Taxes                                     414     211     587
Applicable Income Taxes (Benefits)                      154     (18)    223
- ----------------------------------------------------------------------------
Net Income                                           $  260  $  229  $  364
============================================================================
Net Income Applicable to Common Stock                $  229  $  198  $  333
============================================================================
Average Common Shares Outstanding (in                 178.1   179.8   185.4
   millions)
Primary Earnings Per Common Share                    $ 1.29  $ 1.10  $ 1.80
Cash Dividends Declared Per Common Share             $ 0.40  $ 0.40  $ 0.33
============================================================================

The Chase Manhattan Corporation and Subsidiaries
SUMMARY OF CHANGES IN STOCKHOLDERS' EQUITY

                                                          Quarter Ended
                                                  Mar. 31, Dec. 31, Mar. 31,
($ in millions)                                       1995    1994    1994
- ----------------------------------------------------------------------------
Balance at Beginning of Period                       $8,359  $8,440  $8,122
  Additions:
     Net Income                                         260     229     364
     Shares Issued Pursuant to:
       Dividend Reinvestment and Stock Purchase Plan      3       4       7
       Exercise of Stock Options                          7       5       7
     Net Unrealized Losses on Investment Securities
       - Available for Sale (Net of Deferred Tax
       Benefits of $7, $37 and $175, respectively)       (3)    (58)   (254)
- ----------------------------------------------------------------------------
                                                      8,626   8,620   8,246
  Deductions:
     Cash Dividends:
       Nonredeemable Preferred Stock                     31      31      31
       Common Stock                                      71      70      61
     Treasury Stock                                     -       160     -
- ----------------------------------------------------------------------------
Balance at End of Period                             $8,524  $8,359  $8,154
============================================================================

The Chase Manhattan Bank, N.A. and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION

                                                   Mar. 31,  Dec. 31,  Mar. 31,
($ in millions)                                       1995      1994     1994
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                             $  4,264 $  4,518 $  4,236
Interest-Bearing Deposits Placed with Banks            6,755    7,002    5,173
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                               2,799    3,824    3,999
Trading Account Assets                                17,253   13,088   15,524
Investment Securities:
 Held to Maturity                                      1,737    1,760      706
 Available for Sale Carried at Fair Value              4,521    4,502    5,707
- -------------------------------------------------------------------------------
      Total Investment Securities                      6,258    6,262    6,413
Loans                                                 52,474   50,607   50,083
Reserve for Possible Credit Losses                    (1,097)  (1,092)  (1,099)
Assets Held for Accelerated Disposition                  -        -        120
Customers' Liability on Acceptances                      889      520      705
Accrued Interest Receivable                              907      966      603
Premises and Equipment                                 1,785    1,759    1,626
Other Assets                                           6,748    6,525    5,770
- -------------------------------------------------------------------------------
      Total Assets                                  $ 99,035 $ 93,979 $ 93,153
===============================================================================

Liabilities and Stockholder's Equity
Deposits:
 Domestic Offices:
   Noninterest-Bearing                              $ 10,224 $ 11,648 $ 11,005
   Interest-Bearing                                   17,856   17,888   20,065
 Overseas Offices:
   Noninterest-Bearing                                 2,695    2,320    2,882
   Interest-Bearing                                   33,155   33,645   29,494
- -------------------------------------------------------------------------------
      Total Deposits                                  63,930   65,501   63,446
Federal Funds Purchased and Securities Sold
 Under Repurchase Agreements                           2,817    2,580    2,519
Other Short-Term Borrowings                            1,704    2,308    2,156
Trading Account Liabilities                           13,545    8,066   10,215
Acceptances Outstanding                                  893      525      715
Accrued Interest Payable                                 600      574      374
Accounts Payable, Accrued Expenses and Other
 Liabilities                                           5,695    4,620    4,267
Intermediate- and Long-Term Debt                       2,804    2,803    3,038
- -------------------------------------------------------------------------------
      Total Liabilities                               91,988   86,977   86,730
- -------------------------------------------------------------------------------

Stockholder's Equity:
 Capital Stock ($15 Par Value):
                3/31/95      12/31/94     3/31/94
              ------------ ------------ ------------
 Number of Shares:
  Authorized   81,744,445   81,744,445   81,744,445
  Outstanding  61,127,184   61,038,415   60,794,266      917      916      912
 Surplus                                               4,666    4,656    4,391
 Net Unrealized Losses on Investment
  Securities - Available for Sale                        (98)     (65)     (27)
 Undivided Profits                                     1,562    1,495    1,147
- -------------------------------------------------------------------------------
      Total Stockholder's Equity                       7,047    7,002    6,423
- -------------------------------------------------------------------------------
      Total Liabilities and Stockholder's Equity    $ 99,035 $ 93,979 $ 93,153
===============================================================================
                                  Member Federal Deposit Insurance Corporation


